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                                  EXHIBIT 10.10












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                 POCAHONTAS FEDERAL SAVINGS AND LOAN ASSOCIATION

                       1994 RECOGNITION AND RETENTION PLAN
                              FOR OUTSIDE DIRECTORS

1.    Establishment of the Plan; Creation of Separate Trust

      1.01 Pocahontas Federal Savings and Loan Association (the "Bank") hereby establishes the Pocahontas Federal Savings and Loan Association 1994 Recognition Plan for Outside Directors (the "Plan") upon the terms and conditions hereinafter stated in this Recognition Plan.

      1.02 A separate trust or trusts has been established to purchase the shares of the Bank's Common Stock that will be awarded hereunder (the "Trust"). If a Recipient hereunder fails to satisfy the conditions of the Plan and forfeits all or any portion of the Bank's Common Stock awarded to him, such forfeited shares will be returned to said Trust.

2.    Purpose of the Plan

      The purpose of the Plan is to promote the long-term interests of the Bank and its stockholders by providing a means for attracting and retaining directors of the Bank.

3.    Definitions

      The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

      "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Bank, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

      "Award" means the grant by the Committee of Restricted Stock, as provided in the Plan.

      "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

      "Board" means the Board of Directors of the Bank.

      "Change in Control" of the Bank or the Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act'); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision, as in effect on the date hereof; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "Person' (as the term is used in Sections 13(d) and 14(d) of the Exchange
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Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the
Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 25% or more of the Bank's or the Company's outstanding securities except that securities issued by the Bank, in connection with its initial public offering, to the Company and/or the Bank's employee benefit plans and that continue to be held by such Company or plans shall not be counted in determining whether such Company or plans are the beneficial owner of more than 25% of the Bank's securities; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the resulting entity occurs; or (d) a tender offer is made for 25% or more of the outstanding securities of the Bank or Company and shareholders owning beneficially or of record 25% or more of the outstanding securities of the Bank or Company have tendered or offered to sell their shares pursuant to such tender offer. Notwithstanding the foregoing, a "Change in Control" of the Bank or the Company shall not be deemed to have occurred if the Company ceases to own at least 51% of all outstanding shares of stock of the Bank in connection with a conversion of the Company from mutual to stock form.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committee" means a Committee of the Board consisting of all non-employee Directors of the Bank.

      "Company" means Pocahontas Federal Mutual Holding Company, Inc.

      "Common Stock" means shares of the common stock of the Bank.

      "Continuous Service" means the absence of any interruption or termination of service as a Director of the Bank.

      "Conversion Transaction" means the conversion of the Company from the mutual to stock form of organization either on a stand-alone basis or in the context of a merger conversion.

      "Director" mean a member of the Board.

      "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Director to carry out the responsibilities of a Director of the Bank, as required by applicable state and federal law.

      "Effective Date" shall be April 4, 1994.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Recipient" means a Director of the Bank who receives a Restricted Stock Award under this Plan.


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      "Restricted Period" means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 6 hereof with respect to Restricted Stock awarded under the Plan.

      "Restricted Stock" means shares of Common Stock which have been contingently awarded to a Recipient by the Committee subject to the restrictions referred to in Section 5 hereof, so long as such restrictions are in effect.

      "Stock Offering" means the initial public offering of the Common Stock of the Bank.

4.    Administration of the Plan

      4.01 Role of the Committee. The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in this and other Sections of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Restricted Stock Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

      4.02 Role of the Board. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other Sections of the Plan, may take any action under or with respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that except as provided in Section 6.05, the Board may not revoke any Restricted Stock Award except in the event of revocation for Cause, or with respect to unearned Restricted Stock Awards in the event a Recipient of a Restricted Stock Award is no longer a Director.

      4.03 Plan Administration Restrictions. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934. Notwithstanding any term to the contrary appearing in this Plan, unless permitted by Rule 16b-3(c)(2)(ii), subsequent to the establishment of this Plan the Trustee, neither the Committee, nor the Board of Directors shall have the authority to determine the amount and price of securities to be awarded and/or timing of awards to designated Directors or categories of Directors, which terms shall be set forth in the Plan. To the extent any provision of the Plan or action by Plan administrators fails to comply with this Section, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors.

      4.04 Limitation on Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Restricted Stock Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank shall indemnify such member against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best


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interests of the Bank and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

5.    Grant of Awards to Non-Employee Directors

      5.01 Initial Award. Each non-employee Director who is serving in such capacity on the date of the Bank's Stock Offering and at the Effective Date of this Plan, shall be issued an Award equal to 1,424 shares of Restricted Stock.

      No Restricted Stock shall be earned unless the Recipient maintains Continuous Service with the Bank. No shares of Restricted Stock shall be reserved for future grant.

      5.02 Subsequent Grants. Each non-employee director of the Bank elected by stockholders or appointed by the Board shall receive 500 shares of Restricted Stock to the extent forfeited shares are available.

      5.03 Manner of Award. As promptly as practicable after a Restricted Stock Award has been granted, the Committee shall notify the Recipient in writing of the grant of the Award, the number of shares of Restricted Stock covered by the Award, and the terms upon which the Restricted Stock subject to the Award may be earned. Upon receipt of notification of an Award of Restricted Stock, the Recipient shall execute and return to the Bank a restricted stock agreement setting forth the terms and conditions under which the Recipient shall earn the Restricted Stock (the "Restricted Stock Agreement), together with a stock power endorsed in blank. Thereafter, the Recipient's Restricted Stock and stock power shall be deposited with an escrow agent specified by the Bank (the "Escrow Agent") who shall hold such Restricted Stock under the terms and conditions set forth in the Restricted Stock Agreement. Each certificate in respect of shares of Restricted Stock Awarded under the Plan shall be registered in the name of the Recipient.

6.    Terms and Conditions of Restricted Stock

      The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs 6.01 to 6.09 of this Section 6, to provide such other terms and conditions (which need not be identical among Recipients) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

      6.01 General Rules. Unless the Committee shall specifically state to the contrary at the time a Restricted Stock Award is granted, Restricted Stock shall be earned by a Recipient at the rate of twenty percent (20%) of the aggregate number of shares covered by the Award as of the last day of the Bank's fiscal year, or September 30, commencing, with respect to shares awarded at the time of the Stock Offering, on September 30, 1994; provided, however, that no shares shall be earned during any period that the Recipient fails to maintain Continuous Service with the Bank or an Affiliate; and provided further, that no shares shall be earned for any year in which the Bank is not meeting all of its fully phased-in capital requirements. Subject to any such other terms and conditions as the Committee shall provide, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Recipient, except as hereinafter provided, during the Restricted Period.

      6.02 Continuous Service; Forfeiture. Except as provided in Section 6.04 hereof, if a Recipient ceases to maintain Continuous Service for any reason (other than death or Disability as provided in Section


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6.02), unless the Committee shall otherwise determine, all shares of Restricted
Stock theretofore awarded to such Recipient and which at the time of such termination of Continuous Service are subject to the restrictions imposed by
Section 6.01 shall upon such termination of Continuous Service be forfeited and returned to the Trust.

      6.03 Exception for Termination Due to Death or Disability. Notwithstanding the general rule contained in 6.01, Restricted Shares awarded to a Recipient whose service with the Bank or an Affiliate terminates due to death or Disability, or any part thereof that has not theretofore been earned, shall be deemed earned as of the Recipient's last day of service with the Bank or an Affiliate.

      6.04 Exception for Terminations after a Change in Control. Notwithstanding the general rule contained in Section 6.01, all Restricted Stocks subject to a Restricted Stock Award held by a Recipient whose service as a Director of the Bank or an Affiliate terminates following a Change in Control of the Bank or the Company shall be deemed earned as of the Recipient's last day of service with the Bank or an Affiliate.

      6.05 Revocation for Cause. Notwithstanding anything hereinafter to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Restricted Stock Award, or portion thereof, previously awarded under this Plan, to the extent Restricted Stock has not been redelivered by the Escrow Agent to the Recipient, whether or not yet earned, in the case of a Director whose service is terminated by the Bank or an Affiliate for cause (as hereinafter defined), or who is discovered after termination of service to have engaged in conduct that would have justified termination for Cause. "Cause" is defined as personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Bank or an Affiliate.

      6.06 Restricted Stock Legend. Each certificate in respect of shares of Restricted Stock shall bear the following (or a similar) legend:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Pocahontas Federal Savings and Loan Association 1994 Recognition and Retention Plan for Outside Directors. Copies of such Plan are on file in the office of the Secretary of Pocahontas Federal Savings and Loan Association, 203 West Broadway, Pocahontas, Arkansas 21201-3978."

      6.07 Payment of Dividends. After a Restricted Stock Award has been granted but before such Award has been earned, the Recipient shall receive any cash dividends or stock dividends paid with respect to such shares. Unless the Recipient has made an election under Section 83(b) of the Internal Revenue Code, any dividends so paid on shares which have not yet been earned by the Recipient shall be treated as compensation income to the Recipient when paid.

      6.08 Voting of Restricted Shares. After a Restricted Stock Award has been granted, the Recipient as owner of such shares shall have the right to vote such shares.

      6.09 Delivery of Earned Shares. At the expiration of the restrictions imposed by Section 6.01, the Escrow Agent shall redeliver to the Recipient (or where the relevant provision of Section 6.02 applies


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in the case of a deceased Recipient, to his Beneficiary, the certificate(s) and stock power deposited with it pursuant to Section 6.04 and the shares represented by such certificate(s) shall be free of the restrictions referred to
Section 6.01.

7.    Adjustments Upon Changes in Capitalization

      In the event of any change in the outstanding shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Bank, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Recipient with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Bank in the manner provided in Section 6.06 hereof.

8.    Assignments and Transfers

      No Award nor any right or interest of a Recipient under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Recipient, by will or the laws of descent and distribution.

9.    Treatment of Forfeited Shares

      In the event share of Restricted Stock are forfeited by a Recipient hereunder, such shares shall be returned to the Trust and shall be held and accounted for by such Trust pursuant to the terms of the trust agreement until such time as such shares are awarded to another Recipient, in accordance with the terms of the Plan (including ss.4.03) and the applicable federal and state laws, rules and regulations.

10.   Director Rights Under the Plan

      No Director shall have a right to be selected as a Recipient nor, having been so selected, to be selected again as a Recipient and no Director, or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Bank or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Director any right to be retained in the services of the Bank or any Affiliate.

11.   Treatment of Restricted Stock in the Event of Conversion Transaction

      In the event that the Company converts to stock form in a Conversion Transaction, any Restricted Stock shall be exchanged into shares of Common Stock of the Stock Holding Company, provided, however, that if for any reason such shares are not to be exchanged, the Stock Holding Company shall, simultaneously with the closing of the Conversion Transaction, purchase Restricted Stock for cash equal to the fair market value of shares of Common Stock. Any exchange of shares or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate regulatory authorities.


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12.   Amendment or Termination

      The Board of Directors of the Bank may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 6 hereof) no amendment shall be made without approval of the stockholders of the Bank which shall (i) materially increase the aggregate number of shares with respect to which Awards may be made under the plan, (ii) materially increase the aggregate number of shares which may be subject to Awards to Recipients, or
(iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Recipient, without his consent, in any Award theretofore made pursuant to the Plan.

      This Plan provides for formula awards, as defined in Rule 16b-3(c)(2)(ii) under the Securities Exchange Act of 1934. Accordingly, it may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

13.   Governing Law

      The Plan shall be governed by the laws of the State of Arkansas.

14.   Term of Plan

      The Plan shall become effective upon its adoption by the Board, subject to the Bank's completion of the Stock Offering and the approval of the Plan by stockholders. It shall continue in effect for a term of 10 years unless sooner terminated under Section 12 hereof.


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